Exhibit 21

LIST OF SUBSIDIARIES

ACUITY BRANDS, INC.

as of August 31, 2007

Subsidiary or Affiliate	Principal Location	State or Other Jurisdiction of Incorporation or Organization
Acuity Brands Insurance Ltd.	Hamilton, Bermuda	Bermuda
Strategic Services Group, Inc.	Atlanta, Georgia	Delaware
Zep Inc.	Atlanta, Georgia	Delaware
Acuity Brands Lighting, Inc.	Atlanta, Georgia	Delaware
Acuity Puerto Rico, Inc.	Atlanta, Georgia	Delaware
Acuity Unlimited, Inc.	Atlanta, Georgia	Delaware
Acuity Brands Lighting de Mexico, S de RL de CV	Monterrey, Nuevo Leon	Mexico
Acuity Brands Lighting Operations de Mexico, S de RL de CV	Monterrey, Nuevo Leon	Mexico
Acuity Brands Lighting Servicios de Mexico, S de RL de CV	Monterrey, Nuevo Leon	Mexico
Acuity Brands Servicios de Mexico, SA de CV	Tultitlan, Mexico City	Mexico
Acuity Brands Lighting (Hong Kong) Limited	Hong Kong	Hong Kong
Ai Rui Di Trading (Shanghai) Limited	Shanghai	Shanghai
Acuity Mexico Holdings LLC	Atlanta, Georgia	Delaware
Castlight de Mexico SA de CV	Matamoros, Tamaulipas	Mexico
Holophane Canada, Inc.	Richmond Hill, Ontario	Canada
HSA Acquisition Corporation	Atlanta, Georgia	Ohio
ID Limited	Douglas, Isle of Man	Isle of Man
Holophane SA de CV	Tultitlan, Mexico City	Mexico
Luxfab Limited	Milton Keynes, England	United Kingdom
Holophane Alumbrado Iberica SL	Barcelona, Spain	Spain
C&G Caradini	Barcelona, Spain	Spain
Holophane Europe Limited	Milton Keynes, England	United Kingdom
Holophane Lichttechnik GmbH	Düsseldorf, Germany	Germany
Holophane Lighting Limited	Milton Keynes, England	United Kingdom
Acuity Specialty Products Group, Inc.	Atlanta, Georgia	Delaware
Acuity Enterprise, Inc.	Atlanta, Georgia	Delaware
Acuity Holdings, Inc.	Montreal, Quebec, Canada	Canada
Zep Europe BV	Bergen op Zoom, Holland	Netherlands
Zep Belgium SA	Brussels, Belgium	Belgium
Zep Italy SRL	Aprilia, Italy	Italy
Graham International BV	Bergen op Zoom, Holland	Netherlands
Zep Benelux B.V.	Bergen op Zoom, Holland	Netherlands
Zep Industries, B.V.	Bergen op Zoom, Holland	Netherlands
Zep Manufacturing B.V.	Bergen op Zoom, Holland	Netherlands